Exhibit 8.2

THOMAS W. GARTON

ATTORNEY AT LAW

Direct Dial: 612.492.7021

Email: tgarton@fredlaw.com

January 12, 2006

August Technology Corporation

4900 West 78th Street

Bloomington, Minnesota 55435

Re:	Material United States Federal Income Tax Consequences of the Merger

Ladies and Gentlemen:

We are acting as tax counsel to August Technology Corporation, a Minnesota corporation (the “Company”), in connection with the proposed merger (the “Merger”) of the Company with and into NS Merger Sub, Inc., a Minnesota corporation (“Merger Sub”), which is a wholly-owned subsidiary of Rudolph Technologies, Inc., a Delaware corporation (“Parent”), pursuant to an Agreement and Plan of Merger dated as of June 27, 2005 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

In connection with the joint filing by Parent and the Company of a registration statement on Form S-4, as amended (the “Registration Statement”), which includes the joint proxy statement/prospectus relating to the Merger, the Company has requested our opinion regarding certain material United States federal income tax consequences of the Merger. In providing our opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in (i) the Merger Agreement, (ii) the Registration Statement (including all exhibits and schedules thereto), to which this opinion appears as an exhibit, (iii) the certificates delivered to me by officers of Parent, Merger Sub and the Company dated the date hereof and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed that:

1. Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents;

August Technology Corporation

January 12, 2006

2. The Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement;

3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects, and no actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incorrect or incomplete as of the date hereof or at the effective time of the Merger in any material respect;

4. Any statements made in any of the documents referred to herein which are qualified by the limitation “to the best of the undersigned’s knowledge and belief” or which are otherwise similarly qualified are true, correct and complete and will continue to be true, correct and complete at all times up to and including the Closing Date, in each case without qualification; and

5. The parties have complied with and, if applicable, will continue to comply with the covenants contained in the Merger Agreement and the Registration Statement.

If any of the above described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement and Registration Statement, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing, and subject to the limitations set forth in the Registration Statement, the statements in the Registration Statement set forth under the caption “Material United States Federal Income Tax Consequences of the Merger,” to the extent such statements constitute summaries of applicable law or legal conclusions, are our opinion as to the material federal income tax consequences of the Merger relative to Parent, the Company and holders of Company common stock.

No opinion is expressed as to any matter not discussed herein.

This opinion represents and is based upon our best judgment regarding the application of United States federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that

August Technology Corporation

January 12, 2006

future legislation, or judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws after the effectiveness of the Registration Statement.

This opinion is furnished to you, and is for your use in connection with the filing of the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities laws. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

FREDRIKSON & BYRON, P.A.

By       /S/ THOMAS W. GARTON

Its Vice President